LOAN AGREEMENT

                                    between

                          U.S. GLOBAL INVESTORS, INC.

                                      and

                                  BANK ONE, NA

                                February 1, 2001

                                 LOAN AGREEMENT

     This Loan Agreement (the "Loan Agreement") is entered into effective this 1st day of February, 2001, by and between U.S. GLOBAL INVESTORS, INC. ("Borrower), and BANK ONE, NA, with its main office in Chicago, Illinois, ("Bank").

                              W I T N E S S E T H:

     In consideration of the mutual promises herein contained and for other valuable consideration, Borrower and Bank agree as follows:

                                    ARTICLE 1

                               DEFINITION OF TERMS

     1.01. DEFINED TERMS. For the purposes of this Loan Agreement, unless the context otherwise requires, the terms set forth in Appendix A attached hereto, which is incorporated by reference herein and made a part hereof, shall have the respective meanings assigned to them in said Appendix A or in the section referred to in said Appendix A.

     1.02. OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Loan Agreement shall have the meanings defined in said Appendix A when used in the Notes or any Loan Documents, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used herein in the singular shall mean the plural and vice versa.

          (c) The words "hereof", "herein", "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

                                    ARTICLE 2

                                CREDIT FACILITIES

     2.01 CREDIT FACILITIES

     (a) REAL ESTATE LOAN. Subject to the terms and conditions and relying on the representations and warranties contained in this Loan Agreement and other Loan Documents, Bank agrees to extend to Borrower a term loan in the amount of ONE MILLION ONE HUNDRED NINE


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THOUSAND EIGHT HUNDRED TWENTY SEVEN AND 14/100 DOLLARS ($1,109,827.14), the
proceeds of which will be used to renew and extend the amounts left owing and unpaid on that certain Promissory Note dated June 30, 1994, as previously extended and modified in the stated principal amount of $1,375,385.38 (the "Real Estate Loan"). The Real Estate Loan made by Bank under this Section 2.01(a) shall be evidenced by a promissory note (the "Real Estate Note") of even date herewith. The Real Estate Note shall be repayable as follows;

     (1) commencing March 1, 2001 and continuing through the installment due August 1, 2001, in equal monthly installments of principal including interest in the amount of $12,319.70; and

     (2) commencing September 1, 2001, and continuing on the 1st day of each month thereafter until the Maturity Date, monthly principal including interest installments shall be due in an amount necessary to amortize the balance of principal and accrued but unpaid interest over a twelve (12) year period. The unpaid principal amount of the Real Estate Note shall be due and payable on the "Maturity Date" as defined therein.

          (b) REVOLVING CREDIT LOAN. Subject to the terms and conditions and relying on the representations and warranties contained in this Loan Agreement and the other Loan Documents, Bank agrees to extend to Borrower a revolving line of credit, the proceeds of which will be used to support Borrower's working capital needs, and the amount of which outstanding at any time shall not exceed the Commitment Amount (the "Revolving Credit Loan"). Subject to the limits and conditions hereof, Borrower may borrow, repay and reborrow hereunder. Each request for an advance under the Revolving Credit Loan shall be made on a Business Day and shall specify the aggregate amount of the advance which Borrower desires for Bank to make and the requested date of such advance, which date must be a Business Day. The Borrower shall make a request for an advance in writing or by telephone before 1:00 p.m. on the requested date of such advance. Each advance shall be in the aggregate principal amount of $5,000.00 or an integral multiple thereof. After receiving notice of a request for an advance in the manner provided herein, Bank shall, to the extent Borrower is entitled to receive such advance, make the funds available to Borrower on the requested borrowing date at Bank's principal banking office in San Antonio, Texas. The Revolving Credit Loan made by Bank under this Section 2.01(b) shall be evidenced by a revolving line of credit note (the "Revolving Credit Note") of even date herewith. If at any time the aggregate principal amount outstanding under the Revolving Credit Loan shall exceed the Borrowing Base, Borrower agrees to immediately repay Bank such excess amount, plus all accrued but unpaid interest thereon. Interest on the unpaid principal amount of each advance shall be payable monthly as it accrues on the 1st day of each month hereafter commencing March 1, 2001, and on the "Maturity Date" as defined therein. The unpaid principal balance of the Revolving Credit Note shall be due and payable on the Maturity Date.


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

     2.02. INTEREST RATE.

          a) REVOLVING CREDIT NOTE. The Revolving Credit Note shall bear interest from the date thereof until maturity at a fluctuating rate per annum which shall from day to day be equal to the lesser of (i) the Maximum Rate (as hereinafter defined), or (ii) the Prime Rate of interest ("PRIME RATE") defined as a rate per annum equal to the prime rate of interest announced from time to time by Bank (which is not necessarily the lowest rate charged any customer or its parent), changing when as the Prime Rate changes.

          b) REAL ESTATE NOTE.Through August 31, 2001, the Real Estate Note shall bear interest at a fluctuating rate per annum which shall from day to day be equal to the lesser of (i) the Maximum Rate (as hereinafter defined), or (ii) the Prime Rate of interest ("PRIME RATE") defined as a rate per annum equal to the prime rate of interest announced from time to time by Bank (which is not necessarily the lowest rate charged any customer or its parent), changing when as the Prime Rate changes. Commencing September, 2001, the Real Estate Note shall bear interest at a fixed rate per annum equal to the lesser of (i) the Maximum Rate (as hereinafter defined) or (ii) the Prime Rate as announced by Bank on September 1, 2001.

     2.03. PAYMENT PROCEDURE. All payments and prepayments under the Notes or this Loan Agreement shall be made to Bank. All payments under the Notes shall be made at Bank's address set forth in the Notes in immediately available funds before 2:00 p.m., San Antonio, Texas time, on the date that such payment is required to be made. Any payment received and accepted by Bank after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on Bank's next following Business Day.

     2.04. BUSINESS DAY. If the date for any payment hereunder falls on a day which is not a Business Day, then for all purposes of the Notes, this Loan Agreement and the other Loan Documents the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest or fees, as the case may be.

     2.05. PREPAYMENTS.

          (a) OPTIONAL PREPAYMENTS. The Borrower may, without premium or penalty, prepay all or part of the principal of the Notes then outstanding, in whole or in part, at any time or from time to time.

          (b) GENERAL PREPAYMENT PROVISIONS. Any prepayment of the Notes hereunder shall be made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and applied to the indebtedness owing under such Notes in such order and manner as Bank may from time to time determine in its sole discretion.


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

     2.06. CALCULATION OF INTEREST RATE. Interest on the unpaid principal of the Notes shall be calculated using a daily rate equal to 1/360 of the applicable rate of interest per annum, not to exceed, however, the Maximum Rate.

     2.07. MANNER AND APPLICATION OF PAYMENTS. Except for prepayments, which are applied in accordance with Section 2.05, all payments made on the Notes shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against the amount of interest accrued and unpaid on the respective Note as of the date of such payment; (ii) second, against all principal (if any) due and owing on the respective Note as of the date of such payment; and (iii) third, as a prepayment of principal not yet due and owing under the respective Note.

                                    ARTICLE 3

                             SECURITY FOR THE NOTES

     As collateral and security for the indebtedness evidenced by the Revolving Credit Note:

     3.01. SECURITY AGREEMENT. Borrower shall execute and deliver to Bank a Security Agreement of even date herewith (the "Security Agreement") granting to Bank a first and prior lien and security interest in:

          all present and future accounts of Borrower, defined as accounts receivable, including any right to payment for services rendered, work done or labor performed by Borrower, together with any and all books of account, customer lists and other records relating in any way to the foregoing (including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), but excluding mutual fund shareholder lists, records, files and accounts, (the "Accounts").

including all PRODUCTS and PROCEEDS of all of the foregoing (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Borrower which may at any time come into the possession of Bank.

     3.02 DEED OF TRUST. As collateral and security for the indebtedness evidenced by the Real Estate Note, Borrower shall execute and deliver to Bank a Deed of Trust, Security Agreement and Assignment of Rents and Leases (the "Deed of Trust ") granting to Bank a first and prior lien and security interest in the Mortgaged Property including an assignment of any leases on any portion of the Mortgaged Property.


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


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     To induce Bank to make the Real Estate Loan and the Revolving Credit Loan hereunder, Borrower represents and warrants to Bank that:

     4.01. ORGANIZATION AND GOOD STANDING. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas, and all other states where it is doing business and has the requisite power and authority to own its properties and assets and to transaction their business in which it is engaged and is or will be qualified in those states wherein it purposes to transact business in the future.

     4.02. AUTHORIZATION AND POWER. Borrower, has the power and requisite authority to execute, deliver and perform this Loan Agreement, the Notes, and the other Loan Documents to be executed by and on behalf of Borrower, is duly authorized to, and has taken all action necessary to, execute, deliver and perform this Loan Agreement, the Notes, and such other Loan Documents, and is and will continue to be duly authorized to perform this Agreement, the Notes, and such other Loan Documents.

     4.03. NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Loan Agreement, the Notes, or the other Loan Documents, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which Borrower is subject, or any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower may be bound, or to which Borrower may be subject, or violate any provision of the articles of incorporation or bylaws of Borrower. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

     4.04. ENFORCEABLE OBLIGATIONS. This Loan Agreement, the Notes, and the other Loan Documents are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     4.05. NO LIENS. Except for Permitted Liens, all of the properties and assets of Borrower are free and clear of all mortgages, liens and encumbrances and other adverse claims of any nature.


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


     4.06. NO LEGAL BAR OR RESULTANT LIEN. Neither the execution, the delivery nor the performance by Borrower of the Notes, or any of the Loan Documents (including this Agreement) to which it is a party will violate any contract, agreement, instrument or governmental requirement to which Borrower is subject, or result in the creation or imposition of any Lien upon any of its properties, other than those permitted by this Agreement.

     4.07. FINANCIAL CONDITION. Each financial statement of Borrower supplied to Bank is true and correct, in all material respects fairly presents the financial condition of Borrower as of such date and has been prepared in accordance with sound accounting principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements or returns; no changes having a Material Adverse Effect have occurred in the financial condition of Borrower or business of Borrower since the date of the most recent comprehensive financial information supplied by Borrower to Bank.

     4.08. FULL DISCLOSURE. There is no material fact that Borrower has not disclosed to Bank which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. To the best of Borrower's actual knowledge, neither the financial statements and returns referred to in Section 4.07 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Bank in connection with negotiations of this Loan Agreement, contain any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     4.09. NO DEFAULT. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     4.10. MATERIAL AGREEMENTS. The Borrower is not in default in any material respect under any loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties are bound.

     4.11. NO LITIGATION. To the best of Borrower's actual knowledge, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower, other than those arising out of Borrower's ordinary course of business or that has not otherwise been disclosed on Borrower's Form 10-Q or Form 10-K filings with the Securities and Exchange Commission.

     4.12. LICENSES. Borrower has received all registrations, permits, authorizations, and licenses (collectively called "Licenses") necessary for the operation of its business as presently conducted, and there are no actions pending which will subject any Licenses to revocation, forfeiture or restriction.


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


     4.13. USE OF PROCEEDS; MARGIN STOCK. The proceeds of the loans represented by the Notes will be used by Borrower solely for the purposes specified in this Loan Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any "Margin Stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or G.

     4.14. TAXES. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon. There is no proposed tax assessment against Borrower and there is no basis for such assessment.

     4.15. PRINCIPAL OFFICE, ETC. The principal office and place of business of Borrower is 7900 Callaghan Road, San Antonio, Texas 78229. The Borrower maintains its principal records and books at such address.

     4.16. COMPLIANCE WITH LAW. To the best of Borrower's knowledge, Borrower is, in all material respects, in compliance with all laws, rules, regulations, orders and decrees which are applicable to Borrower, or its properties (collectively, "Applicable Laws").

     4.17. TITLES, ETC. The Borrower has good title to all its properties which are, individually or in the aggregate, material to its business and operations, in each case free and clear of all Liens except (i) Liens referred to in the financial statements from time to time, (ii) Current or future Liens granted in compliance with this Loan Agreement and as disclosed to Bank, (iii) Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by Borrower of its properties in the normal course of business as presently conducted or materially impair the value thereof for such business, or (iv) Liens otherwise permitted or contemplated by this Loan Agreement or the other Loan Documents.

     4.18. EXISTENCE OF REPRESENTATIONS AND WARRANTIES. Each request for borrowing by Borrower under the Revolving Credit Loan shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Event of Default exists other than as disclosed to Bank, and that all representations and warranties contained in this Article 4 or in any of the other Loan Documents are true and correct at and as of the date the borrowing is to be made.

     4.19. SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties by Borrower herein shall survive delivery of the Notes and the making of the Loans, and any investigation at any time made by or on behalf of Bank shall not diminish Bank's right to rely thereon.


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

     4.20. NO MATERIAL MISSTATEMENTS. No information, exhibit or report furnished to Bank by Borrower in connection with the negotiation of this Loan Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not misleading.

     4.21. FINANCIAL CAPABILITIES. As of the date hereof, and after giving effect to this Loan Agreement and the Loan Documents and the obligations evidenced hereby and thereby, (i) Borrower is and will be solvent, (ii) the fair saleable value of Borrower's assets exceeds and will continue to exceed its liabilities (both fixed and contingent), and (iii) Borrower has and will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

     5.01. LOANS. The obligation of Bank to make the Loans hereunder, is subject to the condition precedent that, on or before the date of such Loans, Bank shall have received the following, in form and substance satisfactory to Bank and its counsel:

          (a) REAL ESTATE LOAN. The duly executed Real Estate Note made payable to the order of Bank described in Section 2.01(a).

          (b) REVOLVING CREDIT LOAN. The duly executed Revolving Credit Note made payable to the order of Bank described in Section 2.01(b).

          (c) SECURITY AGREEMENT. The duly executed Security Agreement described in Section 3.01.

          (d) FINANCING STATEMENTS. UCC-1 Financing Statements and other such documents as may be necessary or appropriate to create and perfect the security interest described in Article 3.

          (e) CORPORATE RESOLUTIONS. Resolutions duly adopted by the Board of Directors of Borrower in form satisfactory to Bank, approving the execution, delivery and performance of this Loan Agreement, the Notes, and the other Loan Documents, and the transactions contemplated herein and therein, which sets forth the identity of all of the officers of Borrower and accompanied by a certificate of its Secretary stating that the resolutions are true and correct, have not been altered or repealed and are in full force and effect.


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


          (f) BUSINESS ACCOUNTS. Borrower's business checking accounts and other operating accounts will be established with Bank no later than closing, and will be maintained with Bank until such time as the Notes are paid in full.

          (g) COMMITMENT FEE. Payment to Bank by Borrower in immediately available funds at closing, the sum $1,000.00.

          (h) CERTIFICATES OF INSURANCE. Receipt by Bank of certificates of insurance evidencing the existence of the insurance coverage required in
     Section 6.12 of this Loan Agreement. Bank shall be named as an additional insured under such policies of insurance with the exception of any errors and omission and directors and officers policies, and fidelity bonds carried by the Borrower.

          (i) ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by Bank.

     5.02. ALL ADVANCES. The obligation of Bank to make any advance under the Notes and this Loan Agreement (including the initial advance) shall be subject to the following conditions precedent:

          (a) NO DEFAULTS. As of the date of the making of such advance, there exists no Event of Default or event which with notice or lapse of time or both could constitute an Event of Default.

          (b) COMPLIANCE WITH LOAN AGREEMENT. The Borrower shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by Borrower before or at the date of such advance unless waived by Bank from time to time.

          (c) NO MATERIAL ADVERSE CHANGE. As of the date of making such advance, no material adverse change has occurred in the business or financial condition of Borrower except as may be disclosed to Bank.

          (d) BORROWING BASE AND COMPLIANCE CERTIFICATES. With respect to advances requested under the Revolving Credit Loan, Bank shall have received from Borrower a Borrowing Base Certificate in the form attached hereto as EXHIBIT B signed by a duly authorized officer of Borrower, and a Compliance Certificate, in the form attached hereto as EXHIBIT A, attached hereto, signed by a duly authorized officer of Borrower, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Borrower contained in this Loan Agreement and each of the Loan Documents executed by Borrower are true and correct, (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes an Event of Default


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


     or which, with the lapse of time or giving of notice of both, would constitute an Event of Default, (iii) an affirmative statement by Borrower that no portion of an advance requested under the Revolving Credit Note will be used to purchase securities, and (iv) such other facts as Bank may reasonably request.

          (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 4 hereof shall be true in all respects on the date of making of such advance, with the same force and effect as though made on and as of that date.

          (f) BANKRUPTCY PROCEEDINGS. No proceeding or case under the United States Bankruptcy Code or similar insolvency proceedings shall have been commenced by or against Borrower.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

     6.01. FINANCIAL STATEMENTS AND REPORTS

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, a statement of condition or balance sheet, a cash flow statement and a statement of contingent liabilities of Borrower as of the end of each fiscal year.

          (b) COMPLIANCE CERTIFICATE. As soon as available, but in no event later than ninety (90) days following the end of each quarter, and one hundred twenty days (120) following the end of Borrower's fiscal year end, Borrower shall deliver to Bank a certificate in the form attached hereto as EXHIBIT A, signed by an authorized officer of Borrower, stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all of the Loan Documents and is not in default of any term or provision hereof or thereof, and demonstrating compliance with all of the financial covenants set forth in this Loan Agreement.

          (c) BORROWING BASE CERTIFICATE. As soon as available, but in no event later than forty five (45) days following the end of each month, Borrower shall deliver to Bank a borrowing base certificate in the form attached hereto as EXHIBIT B, signed by an authorized officer of Borrower, along with such supporting documentation as Bank may request, including without limitation, an accounts receivable aging report and/or a list or schedule of Borrower's accounts receivable.



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


     6.02. FINANCIAL COVENANTS.

          (a) DEBT SERVICE COVERAGE. Borrower will maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus or minus, as applicable, unrealized losses or gains on securities, minus cash paid for taxes, for Borrower's fiscal year-to-date, to (b) principal paid on all debt instruments including capitalized leases and annuities, plus interest expense, plus dividend payments, for Borrower's fiscal year-to-date, of not less than 1.50:1.00.

          (b) TANGIBLE NET WORTH. While this Loan Agreement is in effect, Borrower will maintain, as of the last day of each fiscal quarter commencing June 30, 2001, its Tangible Net Worth in an amount not less than
     (i) $6,000,000.00.

          (c) TOTAL LIABILITIES/TANGIBLE NET WORTH. Borrower will maintain, as of the last day of each fiscal quarter, a ratio of (a) total liabilities to
     (b) Tangible Net Worth, of less than: .75 :1.00.

          (d) SEC REPORT. Borrower further covenants and agrees with Bank that, while this Loan Agreement is in effect, (i) within 120 days after the end of each fiscal year end, Borrower will furnish to Bank a copy of Borrower's annual 10-K report filed with the Securities Exchange Commission (`SEC"), and (ii) within 45 days after the end of each fiscal quarter, Borrower will furnish to Bank a copy of Borrower's quarterly 10-Q report filed with the SEC.

     6.03. PAYMENT OF TAXES AND OTHER INDEBTEDNESS. The Borrower will pay and discharge and promptly thereafter provide Bank receipts evidencing payment and discharge of (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property, and (iii) all of its other Indebtedness.

     6.04. MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices, and in accordance in all material respects with all valid regulations and orders of any Governmental Authority.

     6.05. NOTICE OF DEFAULT. The Borrower will furnish to Bank, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would become an Event of Default, a written


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


notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

     6.06. OTHER NOTICES. The Borrower will promptly notify Bank of (a) any material adverse change in its financial condition or its business, (b) any default under any material agreement, contract or other instrument to which Borrower is a party or by which any of their properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower, (c) any actual or potential material adverse claim against or affecting Borrower or any of its properties, including contingent liabilities, involving an amount or amounts, in the aggregate, exceeding $100,000.00, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower involving an amount or amounts, in the aggregate, exceeding $100,000.00.

     6.07. COMPLIANCE WITH LOAN DOCUMENTS. The Borrower will promptly comply with any and all covenants and provisions of this Loan Agreement, the Notes, and the Loan Documents.

     6.08. COMPLIANCE WITH MATERIAL AGREEMENTS. The Borrower will comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

     6.09. OPERATIONS AND PROPERTIES. The Borrower will act prudently and in accordance with customary standards in managing or operating its assets, properties, business and investments; Borrower will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     6.10. BOOKS AND RECORDS; ACCESS. Upon written notice, Borrower will give an authorized representative of Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and relating to its affairs, and to inspect any of the properties of Borrower in accordance with applicable law. In this regard, Borrower shall allow such representative of Bank access to all computer hardware and/or software used by Borrower to maintain such books and records, and shall provide an employee of Borrower to cooperate with such representative of Bank in accessing information stored using such computer hardware and/or software in accordance with applicable law. The Borrower will maintain complete and accurate books and records of its transactions in accordance with Generally Accepted Accounting Principles.

     6.11. COMPLIANCE WITH LAW. The Borrower will comply with all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions.

     6.12. INSURANCE. During the term of this Loan Agreement, Borrower will maintain public liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

     6.13. AUTHORIZATIONS AND APPROVALS. The Borrower will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

     6.14. ERISA COMPLIANCE. Borrower will (i) at all times, make prompt payment of all contributions required under all Plans as is required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (ii) upon the request of Bank, furnish to Bank each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year; (iii) notify Bank immediately of any fact, including, but not limited to, any reportable event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; (iv) furnish to Bank, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

     6.15. FURTHER ASSURANCES. The Borrower will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, or other assurances, and take and all such other action, as Bank may, from time to time, deem reasonably necessary or proper in connection with the Loan Agreement or any of the other Loan Documents, the obligations of Borrower hereunder or thereunder, or for better assuring and confirming unto Bank all or any part of the security for any of such obligations, or for granting to Bank any security for the Obligation which Bank may request from time to time.

     6.16 AVAILABILITY FEE. The Borrower shall pay to Bank an availability fee (the `Availability Fee") with respect to each calendar quarter during the term of the Revolving Credit Note, based on the unused amount of such Note. The Availability Fee shall be an amount equal to A x (B-C) x (D/E), where A is equal 1/4%; B equals the original amount of the Revolving Credit Note; C equals the average daily outstanding principal balance of the Revolving Credit Loan during the calendar quarter; D equal the actual number of days elapsed during the calendar quarter; and E equals 360. Each Availability Fee shall be due and payable to Bank quarterly, in arrears, within fifteen (15) days after Borrower's receipt of an invoice for the Availability Fee from Bank.

     6.17 REVOLVING CREDIT LOAN CLEARANCE. The Borrower shall, at least once during the term of the Revolving Credit Note ending on each anniversary date hereof, reduce and maintain the outstanding principal balance of the Revolving Credit Note at $0.00 for a period of at least thirty (30) consecutive calendar days.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

     So long as the Notes shall remain unpaid, (unless Bank shall otherwise consent in writing):

     7.01. NEGATIVE PLEDGE. Except for Permitted Liens, Borrower will not create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of the property or assets designated as security for the Notes under Sections 3.01 and 3.02, unless Bank shall otherwise consent in writing.

     7.02. LIMITATIONS ON SALE OF PROPERTIES. The Borrower will not (a) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration; or (b) sell, assign or discount any accounts receivable unless Bank shall otherwise consent in writing.

     7.03 FISCAL YEAR AND ACCOUNTING METHOD. The Borrower will not change its fiscal year or method of accounting without first advising Bank of such change.

     7.04. CHANGE IN MANAGEMENT. The Borrower will not permit a change in its chief executive officer without advising Bank of such change.

     7.05. LIQUIDATION, MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. The Borrower will not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person, or sell, transfer, lease, or otherwise dispose of all or any substantial part of its property or assets or business without first advising Bank of such change or transaction.

     7.06. NATURE OF BUSINESS. The Borrower will not make any material change in the nature of its business as carried on as of the date of this Loan Agreement without first advising Bank of such change.

     7.07 TRANSACTIONS WITH AFFILIATES. Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate. ARTICLE 8

                                   ARTICLE 8

                                EVENTS OF DEFAULT

     8.01. EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to pay any principal or interest on the Notes, or shall fail to pay any fee, expense or other payment required hereunder and such failure shall continue for a period of fifteen (15) days following the date such payment is due;

          (b) any representation or warranty made under this Loan Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Bank pursuant hereto or in connection herewith or with the Loan hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (c) default shall occur in the performance of any of the covenants or agreements of Borrower contained herein, or in any of the other Loan Documents (except for defaults specified in Section 8.01(a) hereof); provided, however, Borrower shall have thirty (30) days after Bank notifies Borrower in writing of such default within which to cure such default;

          (d) default shall occur in the payment of any Indebtedness of Borrower and such default shall continue for more than the period of grace, if any, specified therein; and any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be paid or extended;

          (e) any of the Loan Documents shall cease to be legal, valid, binding agreements enforceable against any party executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby;

          (f) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
     (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws,
     (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

          (g) an involuntary petition or complaint shall be filed against Borrower seeking bankruptcy or reorganization of such Borrower or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Borrower, or all or substantially all of its assets, without being permanently dismissed or discharged within sixty (60) days following the date of its filing, or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Borrower or appointment a receiver, custodian, trustee, intervenor or liquidator of such Borrower, or of all or substantially all of its assets without being vacated within ten (10) days following the date of its entry;

          (h) any final judgment(s) for the payment of money in excess of the sum of TWO HUNDRED FIFTY THOUSAND AND NO/ DOLLARS ($250,000.00) in the aggregate shall be rendered against Borrower and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

     8.02. REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing following the expiration of any applicable cure period, then Bank shall and may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Bank in its sole discretion may deem necessary or appropriate: (i) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (ii) reduce any claim to judgment, and/or (iii) without notice of default or demand, pursue and enforce any of Bank's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement.

     8.03. PERFORMANCE BY BANK. Should Borrower fail to perform any covenant, duty or agreement contained herein or in any of the Loan Documents, Bank may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay any amount expended by Bank in such performance or attempted performance to Bank at its principal office in San Antonio, Texas together with interest thereon at the highest lawful rate from the date of such expenditure until paid. Notwithstanding, the foregoing, it is expressly understood that Bank does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Documents or other control over the management and affairs of Borrower.

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.01. MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and concurred in by Bank and then shall be effective only in the specific instance and for the purpose for which given.

     9.02. ACCOUNTING TERMS AND REPORTS. All accounting terms not specifically defined in this Loan Agreement shall be construed in accordance with Generally Accepted Accounting Principles consistently applied on the basis used by Borrower in prior years. All financial reports furnished by Borrower to Bank pursuant to this Loan Agreement shall be prepared in such form and such detail as shall be reasonably satisfactory to Bank, and shall be prepared on the same basis as those prepared by Borrower in prior years.

     9.03. WAIVER. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Bank hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, the Notes or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     9.04. PAYMENT OF EXPENSES. The Borrower agrees to pay all costs and expenses of Bank (including without limitation, the reasonable attorney's fees of Bank's legal counsel) incurred by Bank in connection with the preservation and enforcement of and Bank's rights under this Loan Agreement, the Notes, and the other Loan Documents. Borrower will also pay the legal fees incurred by Bank in connection with the preparation of this Loan Agreement and the other Loan Documents prepared by Bank's legal counsel.

     9.05. NOTICES. Any notices or other communications required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid first class, certified or registered mail, or (ii) made by facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

          (a) Borrower:       U.S. Global Investors, Inc.
                              7900 Callaghan Road
                              San Antonio, Texas 78229
                              Attn.: Chief Financial Officer

          with a copy to:     President

          (b) Bank:           Bank One, Texas, N.A.
                              105 S. St. Mary's
                              P.O. Box 900
                              San Antonio, Texas 78293
                              Facsimile (210) 271-6588
                              Attn: Mr. Clay D. Jett, Vice President

          with a copy to:     Barry G. Benton
                              Benton Clark & Taylor, P.C.
                              105 S. St. Mary's Street, Suite 905
                              San Antonio, Texas 78205
                              Facsimile (210) 472-1872

     9.06. GOVERNING LAW. This Loan Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Loan Agreement and all of the other Loan Documents.

     9.07. CHOICE OF FORUM AND JURISDICTION. Subject to the terms of the arbitration provision in Section 9.15, any suit, action or proceeding against Borrower with respect to this Loan Agreement, the Notes or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Bexar, or in the United States courts located in the State of Texas as Bank in its sole discretion may elect and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit action or proceeding. The Borrower hereby irrevocably waives any objections which it may now or hereafter have to placing venue of any suit, action or proceeding arising out of or relating to this Loan Agreement, the Notes or the any of the Loan Documents brought in the courts located in the State of Texas, County of Bexar, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     9.08. INVALIDITY. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be automatically added as part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and such provision shall be legal, valid and enforceable, provided that such automatically added provision shall not be more burdensome upon Borrower as such illegal, invalid or unenforceable provision.

     9.09. MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Documents, Bank shall never be entitled to receive, collect or apply as interest on the Notes or any obligation hereunder any amount in excess of the Maximum Rate, and, in the event that Bank receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the entire term; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Bank shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     9.10. BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors, assigns and legal representatives; provided, however, that the Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations hereunder.

     9.11. ENTIRETY. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     9.12. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

     9.13. SURVIVAL. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loan.

     9.14. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Bank liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such Persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Loan Documents, neither this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Bank, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other Person or entity other than Borrower.

     9.15. ARBITRATION. BANK AND BORROWER AGREE THAT UPON THE WRITTEN DEMAND OF EITHER PARTY, WHETHER MADE BEFORE OR AFTER THE INSTITUTION OF ANY LEGAL PROCEEDINGS, BUT PRIOR TO THE RENDERING OF ANY JUDGMENT IN THAT PROCEEDING, ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS LOAN AGREEMENT, ANY NOTE OR OTHER LOAN DOCUMENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT DISPUTES AND TORT CLAIMS, SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION, ("AAA"). ANY ARBITRATION PROCEEDING HELD PURSUANT TO THIS ARBITRATION PROVISION SHALL BE CONDUCTED IN THE CITY NEAREST THE BORROWER'S ADDRESS HAVING AN AAA REGIONAL OFFICE, OR AT ANY OTHER PLACE SELECTED BY MUTUAL AGREEMENT OF THE PARTIES. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL (AS DEFINED IN THE LOAN AGREEMENT) SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION AGREEMENT OR BE PROHIBITED BY THIS ARBITRATION AGREEMENT. THIS ARBITRATION PROVISION SHALL NOT LIMIT THE RIGHT OF EITHER PARTY DURING ANY DISPUTE, CLAIM OR CONTROVERSY TO SEEK, USE, AND EMPLOY ANCILLARY, OR PRELIMINARY RIGHTS AND/OR REMEDIES, JUDICIAL OR OTHERWISE, FOR THE PURPOSES OF REALIZING UPON, PRESERVING, PROTECTING, FORECLOSING UPON OR PROCEEDING UNDER FORCIBLE ENTRY AND DETAINER FOR POSSESSION OF, ANY REAL OR PERSONAL PROPERTY, AND ANY SUCH ACTION SHALL NOT BE DEEMED AN ELECTION OF REMEDIES. SUCH REMEDIES INCLUDE, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER, INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE, OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVERSHIP, OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING EXERCISING THE RIGHT OF SET-OFF, OR TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO THE UNIFORM COMMERCIAL CODE. ANY DISPUTES, CLAIMS OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF AN ACT, OR EXERCISE OF ANY RIGHT OR REMEDY CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND,

REFORM, OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL, SHALL ALSO BE ARBITRATED; PROVIDED, HOWEVER, THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF EITHER PARTY. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF ANY ACTION FOR THESE PURPOSES. THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE) SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

     JURY WAIVER. THE UNDERSIGNED AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN BANK AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

     9.16. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the day and year first above written.

                                       "Borrower"

                                       U.S. GLOBAL INVESTORS, INC.



                                       By:     /s/ Frank E. Holmes
                                               --------------------------------
                                       Name:   Frank E. Holmes
                                       Title:  Chairman and Chief Executive
                                                Officer

                                       "Bank"

                                       BANK ONE, NA



                                       By:     /s/ Clay D. Jett, Vice President
                                               --------------------------------
                                               Clay D. Jett, Vice-President


LIST OF EXHIBITS

Exhibit A         Compliance Certificate
Exhibit B         Borrowing Base Certificate

                                   APPENDIX A

                               DEFINITION OF TERMS

     1. "Accounts": Section 3.01(ii).

     2. "Affiliate" of any person shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of interest in such Person or by contract or otherwise.

     3. "Applicable Laws": Section 4.16.

     4. "Availability Fee": Section 6.16

     5. "Borrowing Base" shall mean eighty percent (80%) of the Eligible Accounts Receivable.

     6. "Business Day" shall mean a day other than a Saturday or Sunday or legal holiday for commercial banks under the laws of the State of Texas in San Antonio, Texas.

     7. "Commitment Amount" shall mean the amount available to Borrower for borrowing under the Revolving Credit Note which shall not exceed, at any time, the lesser of (i) $1,000,000.00, or (ii) the Borrowing Base.

     8. "Deed of Trust": shall mean the Deed of Trust, Security Agreement and Assignment of Rents and Leases of even date herewith by Borrower to Barbara D. Christian, Trustee, covering real property more particularly described therein.

     9. "Eligible Accounts" shall mean at any time, an amount equal to the aggregate net invoice or ledger amount owing on all of Borrower's trade accounts receivable of Borrower for goods sold or leased or services rendered in the ordinary course of business, in which Bank has a perfected, first priority lien, after deducting (without duplication): (i) each such account that is unpaid 60 days or more after the original invoice date thereof, (ii) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts, (iii) the amount of all contra accounts, setoffs, defenses or counterclaims asserted by or available to the account debtors, (iv) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other term by reason of which payment by the account debtor may be conditional, (v) all accounts owing by account debtors for which there has been instituted a proceeding in bankruptcy or reorganization under the United States Bankruptcy Code or other law, whether state or federal, now or hereafter existing for relief of debtors, (vi) all accounts owing by any subsidiary of Borrower, or related to Borrower's officers or directors, or in which the account debtor is an officer, employee or agent of Borrower, (vii) all accounts in which the account debtor is the United States or any department, agency or instrumentality of the United States, except to the extent an acknowledgment of assignment to Bank of such account in compliance with the Federal Assignment of Claims Act and other applicable laws has been received by Bank, (viii) all accounts due Borrower by any account debtor whose principal place of business is located outside the United States of America and its territories (ix) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment, and (x) all accounts with respect to which Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor to be unsatisfactory.

     10. "ERISA" means the Employee Retirement Income Act of 1974, as amended, together with all regulations issued pursuant thereto.

     11. "Event of Default": Section 8.01.

     12. "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

     13. "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a subsidiary or any of its business, operations or properties.

     14. "Indebtedness" shall mean the indebtedness evidenced by the Notes, including all principal and accrued interest thereon, together with all liabilities, costs, and expenses for which Borrower is responsible under this Loan Agreement or under any of the Loan Documents.

     15. "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

     16. "Licenses": Section 4.12

     17. "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

     18. "Loan Documents" shall mean this Loan Agreement, the Notes (including any renewals, extension and refundings thereof), the Security Agreement, the Deed of Trust, and any agreements (including, without limitation, security agreements), certificates or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

     19. "Material Adverse Effect" shall mean any circumstance or event which
(i) could have any adverse effect upon the validity, performance or enforceability of any Loan Documents, (ii) is or might be material and adverse to the financial condition or business operations of Borrower, (iii) could impair the ability of Borrower to fulfill its obligations under the Loan Documents, or (iv) causes an Event of Default or any event which, with notice or lapse of time or both, could become an Event of Default.

     20. "Maximum Rate" shall mean on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Bank hereby notifies the Borrower that, and discloses to the Borrower that, for purposes of this Note, the "applicable rate ceiling" shall be the "weekly rate" ceiling from time to time in effect referred to and as limited by Section 303.21 of the Texas Finance Code, as supplemented by the Texas Credit Title provided, however, that to the extent permitted by applicable law, Bank reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to the Borrower and, provided further, that the highest nonusurious rate of interest permitted by applicable law for purposes of this Note shall not be limited to the applicable rate ceiling under Section 303.21 of the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

     21. "Notes" shall mean the Real Estate Note and the Revolving Credit Note.

     22. "Obligation" shall mean all present and future indebtedness, obligations and liabilities of Borrower to Bank, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or part thereof.

     23. "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

     24. "Permitted Liens" shall mean: (i) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or Social Security programs; (ii) Liens imposed by mandatory provision of law such as for materialmen's mechanics, warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due;
(iii) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (iv) good faith deposits in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (v) current or future Liens granted in compliance with this Loan Agreement and as disclosed to Bank, or (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use.

     25. "Person" shall include an individual, a corporation, a joint venture, a partnership, a trust, an unincorporated organization or any agency or political subdivision thereof.

     26. "Plan" shall mean an employee benefit plan or other plan maintained by Borrower for its employees and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1954, as amended.

     27. "Prime Rate": Section 2.02.

     28. "Real Estate Loan"; Section 2.01(a).

     29. "Real Estate Note": Section 2.01(a).

     30. "Revolving Credit Loan": Section 2.01(b).

     31. "Revolving Credit Note": Section 2.01(b).

     32. "Security Agreement": Section 3.01

     33. "Tangible Net Worth" shall mean, as of any date, Borrower's stated book equity minus intangible assets.

     34. "Temporary Cash Investment" shall mean any Investment (i) in direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that such obligations mature within 90 days of the date of acquisition thereof, (ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 90 days from the date of creation thereof, and (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any United States bank whose deposits are insured by the Federal Deposit Insurance Corporation.

                                  EXHIBIT "A"

                BORROWING BASE (COVENANT) COMPLIANCE CERTIFICATE
                      (FOR THE MONTH/QUARTER/YEAR ENDING )

     Pursuant to the Business Loan Agreement/Credit Agreement dated February 1, 2001 (the "Agreement") between U.S. Global Investors, Inc. ("Borrower") and Bank One, NA ("Bank One"), the undersigned hereby certifies as follows. Unless otherwise defined herein, the terms used in this Certificate have the meaning(s) assigned to it/them in the Agreement.

     1. I am the duly appointed President or Chief Financial Officer of Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision a detailed review of the transactions and condition of the Borrower during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

     3. The Borrower is in full compliance with all terms, conditions, covenants and provisions of the Agreement, except as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     4. The Borrower reports its compliance with the financial covenants contained in the Agreement as follows:

     SECTION COVENANT                REQUIRED / PERMITTED             ACTUAL
     ------- --------                --------   ----------------      ------
     Tangible Net Worth ("TNW")           $6,000,000.00

     Ratio of Debt to TNW                 <  .75 : 1.00
                                          -

     Debt Service Coverage Ratio          >  1.5 : 1.00
                                          -

     5. Each of the representations contained in the Agreement are correct as of this date.

     6. The financial statements of Borrower as of ______________, 20____, and for the fiscal year then ended, and the financial statements as of ______________, 20____, and for the partial fiscal year then ended, present fairly the financial condition of Borrower and the results of its operations as of the dates of such statements and for the fiscal periods then ended, and since the date of the latest of such statements there has been no material adverse change in its financial position or its operations.

     7. No Event of Default has occurred and Borrower is not aware of any facts which might result in an Event of Default.


Dated:                                 Borrower:
      -------------------

                                       U.S. Global Investors, Inc.


                                       By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------

                                   EXHIBIT "B"

                  BORROWING BASE COMPLIANCE (DRAW) CERTIFICATE

1. Total Accounts Receivable (AR) $ -------------------------------------------

     a)   Less: Accounts more than 60 days past DOI $ -------------------------

     b)   Less: Accounts with 10% of balance 60 days $ ------------------------

     c)   Less: Accounts representing 25% of total AR $ -----------------------

     d)   Less: 100% of uninsured Foreign Accounts $ --------------------------

     e)   Total Eligible Accounts Receivable $ --------------------------------

2. Available borrowing advance

     A.   Accounts Receivable @ 80% of line 1(e) $ ----------------------------

3. Total Eligible Collateral (line 2A) $ --------------------------------------

4. Amount of Promissory Note $ -------------------------------------------

5. Lesser of line 3 or line 4 $ -------------------------------------------

6. Present Promissory Note balance (principal outstanding) $ ------------------

7. Principal Balance available for borrowing $--------------------------------- (line 5 minus line 6) (If line 7 is a negative number, then a "pay down" in accordance with the Agreement is required)

Pursuant to that certain Business Loan Agreement/Credit Agreement dated February 2, 2001 ("Agreement") as entered into by and between U.S. Global, Investors, Inc. ("Borrower") and Bank One, NA ("Bank One"), Borrower submits the foregoing information for the purpose of inducing Bank One to advance money to Borrower from the balance of funds available (if any) under Borrower's Promissory Note dated February 1, 2001 in the original principal amount of $1,000,000.00. Borrower hereby certifies and affirms that the information contained in this Borrowing Base Compliance (Draw) Certificate is true, complete and correct according to the financial records of the Borrower and is properly available as collateral for advances pursuant to the Agreement and the representations and warranties set forth therein. As of the date of this Certificate Borrower is in full compliance with all terms, conditions, covenants and provisions of the Business

Loan Agreement/Credit Agreement. Borrower is not aware of any Event of Default under the Agreement or any facts or circumstances which might give rise to any Event of Default. The terms used in this Certificate have the same meaning as assigned to them in the Agreement. Borrower further certifies that all withholding taxes and FICA Taxes have been paid in full as of the date of this Certificate.

                                       Borrower:

                                       U.S. Global Investors, Inc.

                                       By:
                                            -----------------------------------
                                       Its:
---------------------------------           -----------------------------------
          (date)